Exhibit 10.4

Execution Version

AMENDED AND RESTATED

PARITY LIEN PLEDGE AGREEMENT

Dated as of November 9, 2006

among

SABINE PASS LNG–LP, LLC

and

SABINE PASS LNG–GP, INC.,

as Pledgors

SABINE PASS LNG, L.P.,

as the Company

and

THE BANK OF NEW YORK,

as Collateral Trustee

7.14	Security Interest Absolute	20
7.15	Subrogation	21
7.16	Reinstatement	21
7.17	NO THIRD PARTY BENEFICIARIES	21
7.18	CONSENT TO JURISDICTION	21
7.19	WAIVER OF JURY TRIAL	22
7.20	GOVERNING LAW	22
7.21	Supremacy Clause	22
7.22	Subordination of Liens	23

Schedule 1.01 Project Documents
Schedule 5.09 Financing Statements and other Documents for Perfection

This AMENDED AND RESTATED PARITY LIEN PLEDGE AGREEMENT, dated as of November 9, 2006 (this “Agreement”), is made among SABINE PASS LNG–LP, LLC, a Delaware limited liability company (“Sabine LP”) and SABINE PASS LNG–GP, INC., a Delaware corporation (“Sabine GP” and each of Sabine LP and Sabine GP, a “Pledgor” and, collectively, the “Pledgors”), SABINE PASS LNG, L.P., a Delaware limited partnership (the “Company”) THE BANK OF NEW YORK, a New York banking corporation, acting hereunder as collateral trustee (in such capacity, together with its successors and assigns in such capacity, the “Collateral Trustee”) on behalf of and for the benefit of the Secured Parties (defined below).

RECITALS

A. Capitalized terms used in this Agreement have the meanings assigned to them above or in Article I below.

B. The Company (a) on the date hereof, will issue senior secured notes due November 30, 2013 and senior secured notes due November 30, 2016 (together, the “Initial Notes”) under an indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and The Bank of New York, in its capacity as indenture trustee (the “Trustee”) and (b) in the future may issue additional senior secured notes (together with the Initial Notes, the “Notes”) under the Indenture and/or may otherwise incur additional secured indebtedness raking pari passu with the Notes (such other secured indebtedness together with the Notes, the “Parity Secured Debt”).

C. The Company may, from time to time, incur additional future Parity Secured Debt that will be secured Equally and Ratably with the Notes by Liens on all present and future Collateral (as defined herein).

D. In order to cause the Liens encumbering the Collateral and created herein to secure Equally and Ratably, the Notes and all other future Parity Lien Obligations, the Company and the other Pledgors will enter into a collateral trust arrangement pursuant to the Collateral Trust Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) among the Company, the Pledgors, the Trustee, the other Secured Debt Representatives party thereto from time to time and the Collateral Trustee.

E. Pursuant to the Crest Settlement Documents, the Pledgors are prohibited from creating or allowing to be created any lien, security interest or other encumbrance on any of the Pledgors’ assets for borrowed money that is senior to or pari passu with the obligations of the Pledgors to Crest and therefore the Pledgors desire to grant in favor of the Collateral Trustee for the benefit of Crest, a secured lien that is senior to the Lien granted by the Pledgors to the Collateral Trustee in favor of the Parity Lien Secured Parties.

F. The Pledgors, the Company, Société Générale, as agent, and HSBC Bank USA, National Association, as collateral agent thereunder (in such capacity, the “Prior Collateral Agent”), were parties to a pledge agreement, dated as of February 25, 2005 (as amended, restated, supplemented and otherwise modified from time to time, the “Prior Pledge

Pledge Agreement

Agreement”) pursuant to which the Company granted an interest in all of its assets to the Prior Collateral Agent. Pursuant to a letter agreement dated as of the date hereof, the Prior Collateral Agent has assigned all of its rights under the Prior Pledge Agreement to the Collateral Trustee for the benefit of the Secured Parties. The Collateral Trustee shall have no liability for any action or inaction of the Prior Collateral Agent. The Prior Pledge Agreement is hereunder deemed amended and restated as this Agreement.

G. It is a requirement under the Indenture, and a condition precedent to the issuance of the Notes, that the Pledgors shall have executed and delivered this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01 Certain Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used in this Agreement that are defined in the Collateral Trust Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Collateral Trust Agreement.

“Cheniere” means Cheniere Energy, Inc., a Delaware corporation.

“Contest” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or with respect to obligations under ERISA or any Mechanics’ Lien (each, a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as: (a) adequate reserves have been established with respect to such Subject Claim in accordance with GAAP, (b) during the period of such contest the enforcement of such Subject Claim is effectively stayed and any Lien (including any inchoate Lien) arising by virtue of such Subject Claim shall, if required by applicable Government Rule, be effectively secured by posting of cash collateral or a surety bond (or similar instrument) by a reputable surety company, (c) neither the Collateral Trustee nor any other Secured Party could reasonably be expected to be exposed to any risk of criminal liability or civil liability as a result of such contest and (d) the failure to pay such Subject Claim under the circumstances described above could not otherwise reasonably be expected to have a Material Adverse Effect. The term “Contest” used as a verb shall have a correlative meaning.

“Crest” means Crest Investment Company, a Texas corporation.

Pledge Agreement

“Crest Cheniere Indemnity” means that certain Indemnification Agreement, dated May 9, 2005, executed by Cheniere relating to the Settlement Agreement.

“Crest Default Remedy Instruction” means any instruction by Crest to the Collateral Trustee in writing to exercise remedies under this Agreement as a result of a Pledgor’s failure to make any payment in respect of the Crest Obligations after written demand by Crest.

“Crest Obligations” means all obligations of the Pledgors under the Crest Settlement Documents.

“Crest Settlement Documents” means collectively (a) the Settlement Agreement, (b) the Assumption Agreement, (c) the Crest Cheniere Indemnity and (d) any and all other agreements and documents heretofore or hereafter entered into by any subsidiary of Cheniere pursuant to Section 1.07 of the Settlement Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” means (a) an “Event of Default” under and as defined in the Indenture or (b) any other Secured Debt Default.

“Investment Property” shall have the respective meaning of investment property ascribed thereto in Article 9 of the Uniform Commercial Code.

“Management Services Agreement” means the agreement dated February 25, 2005 between the Company and Sabine GP for the management, administration, development and operations of the Project and for the management and administration of the Company, as amended and in effect from time to time.

“Material Adverse Effect” means any event or condition which has a material adverse effect on the business or financial condition of the Company or the ability of the Company to perform its payment obligations under the Notes.

“Mechanics’ Liens” means carriers’, warehousemen’s, workmen’s, materialmen’s, construction or other like statutory Liens.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Company effective as of the date of the Indenture, as amended and in effect from time to time.

“Pledge Agreement Collateral” shall have the meaning assigned to such term in Article III hereof.

“Pledgors” shall have the meaning assigned to such term in the preamble.

Pledge Agreement

“Prior Collateral Agent” shall have the meaning assigned to such term in the recitals.

“Project” means the Sabine Pass LNG receiving terminal in Cameron Parish, Louisiana, including associated storage tanks, unloading docks, vaporizers and related facilities.

“Project Document” means each of the agreements or other documents listed on Schedule 1.01 and each other agreement to which the Company is party including contracts or agreements for legal, accounting, engineering, environmental, consulting and other professional services in connection with the Project.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Records” shall have the meaning assigned to such term in Article II(a) hereof.

“Restricted Payments” shall have the meaning given such term in the Indenture.

“Secured Obligations” means the Parity Lien Obligations and the Crest Obligations.

“Secured Parties” means all holders of Parity Lien Obligations, the Parity Lien Representatives and Crest.

“Settlement Agreement” means that certain Settlement and Purchase Agreement, dated as of June 14, 2001, by and among Cheniere, Cheniere FLNG, L.P., Crest, Crest Energy, L.L.C., and Freeport LNG Terminal, LLC.

“Site” shall have the meaning ascribed thereto in the Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated November 9, 2006 between the Company and the Collateral Trustee.

“Taxes” shall mean, with respect to any Person, all taxes, assessments, imposts, duties, governmental charges or levies imposed directly or indirectly on such Person or its income, profits or Property by any Government Authority. The term “Tax” shall have a correlative meaning.

“Transaction Documents” means each Secured Debt Document and each Material Project Agreement (as defined in the Indenture).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interests hereunder in any Pledge Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the

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Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

1.02 Interpretation. The rules of interpretation set forth in Section 1.2 of the Collateral Trust Agreement shall apply to, and are hereby incorporated by reference in, this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants with respect to itself to the Collateral Trustee for the benefit of the Parity Lien Secured Parties that:

(a) The principal place of business and chief executive office of such Pledgor and the office where such Pledgor keeps its records concerning the Pledge Agreement Collateral (hereinafter, collectively, the “Records”) is located at such Pledgor’s address for notices set forth in Section 6.05.

(b) Sabine GP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all places where necessary in light of the business it conducts and the property it owns and in light of the transactions contemplated by this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party. Sabine LP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all places where necessary in light of the business it conducts and the property it owns and in light of the transactions contemplated by this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party.

(c) Such Pledgor has the full corporate or limited liability company power, as the case may be, authority and legal right to execute, deliver and perform its obligations under this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party. The execution, delivery and performance by such Pledgor of this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and limited liability company action, as the case may be, of such Pledgor. Each of this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by such Pledgor, is in full force and effect and is the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity). Such Pledgor

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is not in default in the performance of any covenant or obligation set forth in this Agreement, the Partnership Agreement, any other Transaction Document to which it is a party or any other indenture or loan or credit agreement or other agreement, lease or instrument to which it is a party or by which any of its property may be bound or affected except any such default that could not reasonably be expected to result in a Material Adverse Effect.

(d) The execution, delivery and performance by such Pledgor of this Agreement, the Partnership Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not:

(i) require any consent or approval of the board of directors, any shareholder, member or manager, as the case may be, of such Pledgor or any other Person that has not been duly obtained and each such consent or approval that has been obtained is in full force and effect,

(ii) violate any provision of the charter documents of such Pledgor or any applicable Government Rule or Government Approval applicable to such Pledgor,

(iii) conflict with, result in a breach of or constitute a default under any provision of any resolution of the board of directors or managers, as the case may be, of such Pledgor or any indenture or loan or credit agreement or other material agreement, lease or instrument to which such Pledgor is a party or by which it or any of its property may be bound or affected except any such conflict, breach or default that could not reasonably be expected to result in a Material Adverse Effect, or

(iv) result in, or require the creation or imposition of, any Lien, upon or with respect to the Pledge Agreement Collateral, except for Permitted Prior Liens.

Such Pledgor is not in violation of any applicable Government Rule except any such violation that could not reasonably be expected to result in a Material Adverse Effect.

(e) This Agreement creates in favor of the Collateral Trustee, for the benefit of the Secured Parties, a valid lien on and security interest in all of such Pledgor’s right, title and interest in, to and under the Pledge Agreement Collateral, subject to no other Lien except Permitted Prior Liens, securing the payment and performance of the Secured Obligations, and all filings and other actions necessary to create, preserve, validate, perfect and protect such Lien and the Priority thereof have been duly made or taken (other than any such filings or other actions permitted to be made or taken after the date hereof in accordance with this Agreement and the other Secured Documents ).

(f) No Government Approval by, and no filing with, any Government Authority is required to be obtained by such Pledgor in connection with this Agreement,

Pledge Agreement

the Partnership Agreement or any other Transaction Document to which it is a party and the transactions contemplated hereby and thereby, including (i) the grant by such Pledgor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Pledge Agreement Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for such Government Approvals and such filings heretofore obtained or made and in full force and effect and for the filing of the financing statements in the relevant jurisdictions) and as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities. All actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Pledge Agreement Collateral have been made or obtained.

(g) Such Pledgor is the sole legal and beneficial owner of the Pledge Agreement Collateral in which it purports to grant a security interest pursuant to Article III hereof, and no Lien exists upon the Pledge Agreement Collateral (and, with respect to its partnership interest in the Company, no right or option, except as provided in the Partnership Agreement, to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Trustee for the benefit of the Secured Parties created or provided for herein and except for Permitted Prior Liens.

(h) There is no action, suit or proceeding at law or in equity by or before any Government Authority, arbitral tribunal or other body now pending, or to the knowledge of such Pledgor, threatened, against or affecting such Pledgor or any of its property or the Pledge Agreement Collateral which could reasonably be expected to result in a Material Adverse Effect.

(i) Such Pledgor has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid (prior to their delinquency dates) all Taxes shown to be due and payable on such returns and all other Taxes payable by it, to the extent the same have become due and payable, except to the extent there is Contest thereof by such Pledgor or to the extent that the failure to file such returns or to pay such Taxes could reasonably be expected to result in a Material Adverse Effect, and no tax Liens have been filed and no claims are being asserted with respect to any such Taxes except any such tax Liens and claims that could not be reasonably be expected to result in a Material Adverse Effect.

(j) Such Pledgor is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, or an “investment advisor” within the meaning of the Investment Company Act of 1940, as amended.

Pledge Agreement

(k) Such Pledgor is a partner in the Company and its partnership interest together with the interest of the other Pledgor constitutes 100% of the authorized, issued and outstanding partnership interests in the Company as of the date hereof. The Company has opted in the Partnership Agreement for its partnership interests to be treated as securities under the uniform commercial code of its jurisdiction of organization.

ARTICLE III

PLEDGE AGREEMENT COLLATERAL

3.01 Pledge for the benefit of the Parity Lien Secured Parties. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Parity Lien Obligations now existing or hereafter arising, each Pledgor hereby pledges, assigns, hypothecates and transfers to the Collateral Trustee for the benefit of the Parity Lien Secured Parties, and hereby grants to the Collateral Trustee for the benefit of the Parity Lien Secured Parties, a lien on and security interest in all of such Pledgor’s right, title and interest in, to and under the following, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the “Pledge Agreement Collateral”):

(a) its partnership interest in the Company, including, without limitation, all of its right, title and interest in, to and under the Partnership Agreement, including, without limitation, (i) all rights of such Pledgor to receive moneys due but unpaid and to become due under or pursuant to the Partnership Agreement, (ii) all rights of such Pledgor to participate in the operation or management of the Company and to take actions or consent to actions in accordance with the provisions of the Partnership Agreement, (iii) all rights of such Pledgor to property of the Company, (iv) all rights of such Pledgor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Partnership Agreement, (v) all claims of such Pledgor for damages arising out of or for breach of or default under the Partnership Agreement and (vi) all rights of such Pledgor to terminate, amend, supplement, modify or waive performance under the Partnership Agreement, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(b) all certificates representing its partnership interest or a distribution or return of capital upon or with respect to its partnership interest or resulting from a split-up, revision, reclassification or other like change of the Pledge Agreement Collateral or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of the Pledge Agreement Collateral; and

(c) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

Pledge Agreement

3.02 Pledge for the benefit of Crest. As collateral security for the prompt payment in full when due of the Crest Obligations now existing or hereafter arising, each Pledgor hereby pledges, assigns, hypothecates and transfers to the Collateral Trustee for the benefit of Crest, and hereby grants to the Collateral Trustee for the benefit of Crest, a lien on and security interest in all of such Pledgor’s right, title and interest in, to and under the Pledge Agreement Collateral, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located.

3.03 Priority. The relative priority of the liens granted pursuant to Sections 3.01 and 3.02 shall be as set forth in the Collateral Trust Agreement.

3.04 Amendment and Restatement of Prior Security Agreement; Confirmation of Pledge of Security. The Pledgors hereby acknowledge that the Prior Collateral Agent assigned all of its rights under the Prior Pledge Agreement to the Collateral Trustee. This Agreement is hereby deemed to be an amendment and restatement of the Prior Pledge Agreement. The Pledgors hereby confirm that all Pledge Agreement Collateral (as defined in the Prior Pledge Agreement (prior to giving effect to this amendment and restatement) encumbered by the Prior Pledge Agreement will continue to secure to the fullest extent possible the payment and performance of the obligations secured by this Agreement, whether now or hereafter existing, under or in respect of the Indenture of any other Parity Lien Document.

ARTICLE IV

COVENANTS

Each Pledgor covenants and agrees for the benefit of the Parity Lien Secured Parties that, until the Parity Lien Obligations have been indefeasibly paid in full:

(a) Such Pledgor shall not (i) cancel or terminate the Partnership Agreement or consent to or accept any cancellation or termination thereof or (ii) amend, supplement or modify (or petition, request or take any other legal or administrative action that seeks to amend, supplement or modify) the Partnership Agreement except as permitted pursuant to the Indenture and any other applicable provision of any Parity Lien Document or (iii) take or otherwise consent to any action that would result in an Event of Default.

(b) Such Pledgor shall preserve and maintain its corporate or limited liability company existence, as the case may be, and all of its rights, privileges and franchises that are necessary for the maintenance of its existence and the due performance of its obligations under this Agreement and the Partnership Agreement.

(c) Such Pledgor shall pay and discharge all Taxes now or hereafter imposed on such Pledgor, on its income or profits, on any of its property or upon the Liens provided for herein, prior to the date on which penalties attach thereto, except to the extent that the failure to pay such Taxes could not reasonably be expected to result in a

Pledge Agreement

Material Adverse Effect; provided that such Pledgor shall have the right to Contest the validity or amount of any such Tax.

(d) Such Pledgor shall not create, incur, assume or suffer to exist any Lien upon any of the Pledge Agreement Collateral other than Permitted Prior Liens.

(e) Such Pledgor shall promptly but in no case later than five Business Days upon obtaining knowledge of any action, suit or proceeding at law or in equity by or before any Government Authority, arbitral tribunal or other body pending or threatened against such Pledgor which could reasonably be expected to result in a Material Adverse Effect with respect to it, furnish to the Collateral Trustee a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Pledgor has taken or proposes to take with respect thereto.

(f) Sabine GP shall not sell, assign, transfer or otherwise dispose of all or any part of its partnership interest in the Company, in a manner so as to cause the occurrence of a Change of Control (as defined in the Indenture) without causing the Company to comply with the relevant provisions of the Indenture including Section 4.15.

(g) Such Pledgor shall not petition, request or take, or consent to, any action to terminate, dissolve or liquidate the Company or commence or consent to the commencement of any proceeding seeking the termination, dissolution or liquidation of the Company.

(h) Such Pledgor shall not take, or consent to, any action to cause the Company to elect not to have its partnership interests be treated as securities (for purposes of the UCC).

ARTICLE V

FURTHER ASSURANCES; REMEDIES

In furtherance of the grant of the lien and security interest pursuant to Article III hereof, each Pledgor hereby agrees with the Collateral Trustee for the benefit of the Parity Lien Secured Parties as follows:

5.01 Delivery and Other Perfection. Such Pledgor shall:

(a) if any of the certificates, warrants, rights, options or other property required to be pledged by such Pledgor under Article III hereof are received by such Pledgor, forthwith:

(i) transfer and deliver to the Collateral Trustee for the benefit of the Parity Lien Secured Parties such certificates, warrants, rights, options or other property so received by such Pledgor all of which thereafter shall be held by the

Pledge Agreement

Collateral Trustee, pursuant to the terms of this Agreement, as part of the Pledge Agreement Collateral; and/or

(ii) take such other action as shall be necessary or appropriate to duly record the Liens created hereunder in such certificates, warrants, rights, options or other property;

(b) give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be required:

(i) to create, preserve, perfect or validate the security interest granted pursuant hereto so that the Collateral Trustee’s security interest in the Pledge Agreement Collateral shall at all times be valid, perfected and enforceable against such Pledgor and all third parties, as security for the Parity Lien Secured Obligations, and that the applicable Pledge Agreement Collateral shall not at any time be subject to any Lien, other than a Permitted Prior Lien, that is prior to, on priority with or junior to such security interest, or

(ii) to enable the Collateral Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Pledge Agreement Collateral to be transferred of record into the name of the Collateral Trustee or its nominee (and the Collateral Trustee agrees that if any Pledge Agreement Collateral is transferred into its name or the name of its nominee, the Collateral Trustee shall thereafter promptly give to such Pledgor copies of any notices and communications received by it with respect to the Pledge Agreement Collateral).

Without limiting the generality of the foregoing, such Pledgor shall, if any Pledge Agreement Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Trustee such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in such form and substance as will allow the Collateral Trustee for the benefit of the Parity Lien Secured Parties to realize upon the Pledge Agreement Collateral pursuant to Section 5.05 hereof;

(c) maintain, hold and preserve full and accurate records, and stamp or otherwise mark such records in such manner as may reasonably be required in order to reflect the security interests granted by this Agreement; and

(d) permit representatives or agents of the Collateral Trustee, upon reasonable notice, at any time during normal business hours to conduct reasonable inspections and examinations of, and make reasonable abstracts from, its Records and, upon reasonable request of the Collateral Trustee, forward to the Collateral Trustee copies of all communications relating to the Pledge Agreement Collateral and copies of any material notices or communications received by such Pledgor with respect to the Pledge

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Agreement Collateral, all in such manner as the Collateral Trustee may reasonably require.

5.02 Other Financing Statements and Liens. Without the prior consent of the Collateral Trustee (granted with the written authorization of the Parity Lien Secured Parties in accordance with the Indenture), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledge Agreement Collateral in which the Collateral Trustee for the benefit of the Parity Lien Secured Parties is not named as the sole secured party for the benefit of the Secured Parties other than in connection with the Crest Obligations and the Junior Lien Obligations and as permitted under each of the Secured Debt Documents.

5.03 Pledge Agreement Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledge Agreement Collateral for all purposes not inconsistent with the terms of this Agreement, any Project Document or any other Transaction Document; and the Collateral Trustee shall execute and deliver to each Pledgor or cause to be executed and delivered to each Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.03(a).

(b) Each Pledgor shall be entitled to receive and retain any and all Restricted Payments to which it is entitled under the Partnership Agreement and, in the case of Sabine GP, all amounts payable to it in accordance with the Management Services Agreement, and distribute as dividends or otherwise any and all such Restricted Payments, to the extent that such Restricted Payments are made by the Company in accordance with the Indenture and the other Parity Lien Documents.

(c) If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Trustee or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable Government Rule or under this Agreement or any other Secured Documents, all Restricted Payments to which any Pledgor is entitled under the Partnership Agreement, the Indenture and the other Parity Lien Documents while such Event of Default continues, shall be paid directly to the Collateral Trustee and retained by it as part of the Pledge Agreement Collateral, subject to the terms of this Agreement, and, if the Collateral Trustee shall so request, each Pledgor agrees to execute and deliver to the Collateral Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is waived or cured, any such Restricted Payment theretofore paid to the Collateral Trustee, and not otherwise applied in accordance with any of the Secured Debt Documents shall, upon request of such Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Trustee to such Pledgor.

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5.04 Event of Default. If any Event of Default shall occur and be continuing then,

(a) the Collateral Trustee for the benefit of the Parity Lien Secured Parties shall have the rights and the obligations with respect to this Agreement as more particularly provided in the Collateral Trust Agreement and the Indenture;

(b) the Collateral Trustee for the benefit of the Parity Lien Secured Parties, may, without notice to each Pledgor and at such time or times as the Collateral Trustee for the benefit of the Parity Lien Secured Parties in its sole discretion may determine, exercise any or all of such Pledgor’s rights in, to and under, or in any way connected with or related to any of the Pledge Agreement Collateral and the Collateral Trustee shall otherwise have all of the rights and remedies with respect to the Pledge Agreement Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted;

(c) upon written notice from the Collateral Trustee, all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise in the Pledge Agreement Collateral shall immediately cease, and all such rights shall thereupon become vested in the Collateral Trustee for the benefit of the Parity Lien Secured Parties, which shall thereupon have the sole right to exercise such voting and other consensual rights and each Pledgor shall, at its sole cost and expense, deliver to the Collateral Trustee for the benefit of the Parity Lien Secured Parties all proxies and other instruments as the Collateral Trustee for the benefit of the Parity Lien Secured Parties may reasonably request to exercise such voting and consensual rights;

(d) the Collateral Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledge Agreement Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Pledge Agreement Collateral;

(e) the Collateral Trustee may, in its name or in the name of each Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledge Agreement Collateral, but shall be under no obligation to do so;

(f) the Collateral Trustee shall upon an Act of Required Debtholders upon 10 Business Days’ prior notice to each Pledgor of the time and place, with respect to the Pledge Agreement Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Trustee, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Pledge Agreement Collateral, at such place or places as the Collateral

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Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Trustee or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledge Agreement Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable Government Rule, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Pledgor, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable Government Rule. The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(g) all rights of each Pledgor to receive distributions from the Pledge Agreement Collateral which it would otherwise be authorized to receive and retain hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to receive and hold as Collateral and each Pledgor shall, at its sole cost and expense, deliver to the Collateral Trustee all dividend payment orders and other instruments as the Collateral Trustee may reasonably request to receive all dividends and other distributions which it may be entitled to receive hereunder.

The proceeds of each collection, sale or other disposition under this 5.04 shall be applied in accordance with 5.07 hereof.

Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Pledge Agreement Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledge Agreement Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledge Agreement Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

5.05 Removals, Etc. No Pledgor shall:

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(a) maintain any of its Records at any office or maintain its principal place of business or chief executive office at any place other than at such Pledgor’s address for notices set forth on the signature pages hereto,

(b) change its legal name, or the name under which it does business, from the name shown on the signature pages hereto, or

(c) change its type of organization or jurisdiction of organization, in each case, unless it shall have given the Collateral Trustee at least 30 days prior written notice.

5.06 Private Sale. The Collateral Trustee and the other Secured Parties shall incur no liability as a result of the sale of the Pledge Agreement Collateral, or any part thereof, at any private sale pursuant to 5.04 hereof conducted in a commercially reasonable manner. Each Pledgor hereby waives, to the maximum extent permitted by applicable Government Rule, any claims against the Collateral Trustee or any other Secured Party arising by reason of the fact that the price at which the Pledge Agreement Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if, to the extent that it is commercially reasonable to do so, the Collateral Trustee accepts the first offer received and does not offer the Pledge Agreement Collateral to more than one offeree. It shall be a condition precedent to any sale or transfer of the Pledge Agreement Collateral that such purchaser or transferee thereof enter into an assumption agreement substantially in the form of the Assumption Agreement unless, at the time of each such transfer, Cheniere or any of its direct or indirect affiliates, joint ventures, and subsidiaries that are involved in the LNG business have under contract at one or more LNG facilities it retains, the right and obligation to process and receive a tariff for processing at least one billion cubic feet of gas per day, for a period of at least five years following such transfer of assets. To the extent any purchaser or transferee is required to enter into any such assumption agreement, it shall be assigned the benefits of the Crest Cheniere Indemnity.

5.07 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Pledge Agreement Collateral pursuant hereto shall be remitted to the Collateral Trustee in the form received with all necessary endorsements and, to the maximum extent permitted by applicable Government Rule, be applied in accordance with Section 3.4 of the Collateral Trust Agreement.

5.08 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Trustee is hereby appointed the attorney-in-fact of the Pledgors for the purpose of carrying out the provisions of this Article V and taking any action and executing any instruments which may be reasonably required to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Trustee shall be entitled under this Article V to make

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collections in respect of the Pledge Agreement Collateral, the Collateral Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgors representing any dividend, payment or other distribution in respect of the Pledge Agreement Collateral or any part thereof and to give full discharge for the same.

5.09 Perfection. Prior to the Closing Date, each Pledgor shall file or cause to be filed such financing statements and other documents in the offices set forth on Schedule 5.09 hereto and such other offices as may be necessary to perfect the security interests granted by Article III hereof. Each Pledgor hereby authorizes the Collateral Trustee (it being understood and agreed that the Collateral Trustee has no obligation in any circumstance) to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledge Agreement Collateral without the signature of such Pledgor where permitted by applicable Government Rule; provided that such authorization shall not release such Pledgor from its obligations under Section 5.01(b) hereof. Copies of any such statement or amendment thereto shall be delivered to such Pledgor.

5.10 Continuing Security Interest; Termination and Releases.

(a) Continuing Security Interest; Termination. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the Discharge of Parity Lien Obligations, (ii) be binding upon the Company, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and the Secured Parties and their respective successors, transferees and assigns.

(b) Releases. All or any portion of the Collateral shall be released from the security interests created hereby in accordance with Article 4 of the Collateral Trust Agreement.

5.11 Further Assurances. Each Pledgor agrees that, from time to time upon the request of the Collateral Trustee, each Pledgor shall execute and deliver such further documents and do such other acts and things as the Collateral Trustee may reasonably request in order fully to effectuate the purposes of this Agreement.

ARTICLE VI

CREST REMEDIES

If Crest shall have delivered a Crest Default Remedy Instruction to the Collateral Trustee, the Collateral Trustee for the benefit of Crest shall have all of the rights and remedies with respect to the Pledge Agreement Collateral of a secured party under the Uniform Commercial Code.

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ARTICLE VII

MISCELLANEOUS

7.01 Expenses of Pledgor’s Agreements and Duties. The terms, conditions, covenants and agreements to be observed or performed by each Pledgor under this Agreement shall be observed or performed by it at its sole cost and expense.

7.02 Collateral Trustee’s Right to Perform on Pledgor’s Behalf. If any Pledgor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the Collateral Trustee may (but shall not be obligated to), to the extent legally practicable (and so long as the rights of the Collateral Trustee shall not be adversely affected thereby (as determined by the Collateral Trustee)), upon reasonable notice to such Pledgor, do the same or cause it to be done or performed or observed at the expense of such Pledgor, either in its name or in the name and on behalf of such Pledgor, and such Pledgor hereby authorizes the Collateral Trustee to do.

7.03 Waivers of Rights Inhibiting Enforcement. For the benefit of each Parity Lien Secured Party, each Pledgor waives:

(a) any claim that, as to any part of the Pledge Agreement Collateral, a public sale, should the Collateral Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Pledge Agreement Collateral,

(b) the right to assert in any action or proceeding between it and the Collateral Trustee relating to this Agreement any offsets or counterclaims (other than mandatory counterclaims) that it may have,

(c) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL TRUSTEE’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE PLEDGE AGREEMENT COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT SUCH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL TRUSTEE’S RIGHTS HEREUNDER,

(d) all rights of redemption, appraisement, valuation, stay and extension or moratorium, and

(e) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Agreement or the absolute sale of the Pledge Agreement Collateral, now or hereafter in force under any

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applicable Government Rule, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

7.04 No Waiver. No failure on the part of the Collateral Trustee or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by the Collateral Trustee for the benefit of the Parity Lien Secured Parties or any of its agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein for the benefit of the Parity Lien Secured Parties are cumulative and are not exclusive of any remedies provided by applicable Government Rule.

7.05 Notices. All notices, requests and other communications provided for in this Agreement shall be given or made in writing (including by telecopy) and delivered to the intended recipient at the address specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted and received by fax or personally delivered or, in the case of a mailed notice or notice sent by courier, upon receipt, in each case given or addressed as provided in this Section 7.05.

If to the Pledgors:

Sabine Pass LNG–LP, LLC

2215 –B Renaissance Drive, Suite 5

Las Vegas, NV 88119

Fax: (702) 966-4247

Sabine Pass LNG–GP, Inc.

717 Texas Avenue, Suite 3100

Houston, TX 77022

Attention: Graham McArthur

Fax: (713) 659-5459

Email: gmcarthur@cheniere.com

If to the Collateral Trustee:

The Bank of New York

101 Barclay Street, 8 W

New York, NY 10286

Attn: Corporate Trust Administration

Fax: 212 815 5707

7.06 Waivers, Etc. This Agreement may be amended, supplemented or modified only by an instrument in writing signed by each Pledgor and the Collateral Trustee

Pledge Agreement

acting on behalf of the Parity Lien Secured Parties in accordance with the Collateral Trust Agreement, and any provision of this Agreement may be waived by the Collateral Trustee acting on behalf of the Parity Lien Secured Parties in accordance with the Collateral Trust Agreement; provided that no amendment, supplement, modification or waiver shall, unless by an instrument in writing signed by the Collateral Trustee acting with the consent of all of the Secured Debt Representatives, alter the terms of this Section 7.06. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

7.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Collateral Trustee for the benefit of the Secured Parties and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior consent of the Collateral Trustee for the benefit of the Parity Lien Secured Parties acting in accordance with Indenture and the other Parity Lien Documents).

7.08 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective at such time as the Collateral Trustee and the Pledgors shall have received counterparts hereof signed by all of the intended parties hereto.

7.09 Agents, Etc. The Collateral Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Pledgor acknowledges that it has received a copy of the Indenture, Security Agreement, Collateral Trust Agreement, and any other Parity Lien Document in effect as of the date hereof or if any Pledgor becomes a party hereto on another date, as in effect on such other date as the same apply hereto and acknowledges and agrees to the terms and conditions of the Indenture and the Security Agreement as the same apply hereto.

7.10 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable Government Rule, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.11 The Collateral Trustee. As provided in Section 2.1 of the Collateral Trust Agreement, the Secured Parties have appointed The Bank of New York, as their Collateral Trustee for purposes of this Agreement.

7.12 Headings. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.13 Limitation of Liability. (a) NEITHER THE COLLATERAL TRUSTEE NOR ANY OTHER SECURED PARTY SHALL HAVE LIABILITY WITH

Pledge Agreement

RESPECT TO, AND EACH PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR:

(i) ANY LOSS OR DAMAGE SUSTAINED BY SUCH PLEDGOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY PLEDGE AGREEMENT COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THIS AGREEMENT EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH SECURED PARTY CONSTITUTING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; OR

(ii) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH PLEDGOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS AGREEMENT.

(b) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIABILITY OF THE COLLATERAL TRUSTEE SHALL BE LIMITED AND THE COLLATERAL TRUSTEE SHALL BE ENTITLED TO INDEMNIFICATION AND ALL RIGHTS, BENEFITS, PRIVILEGES, IMMUNITIES AND OTHER PROTECTIONS AS PROVIDED IN ARTICLES 5 AND 6 OF THE COLLATERAL TRUST AGREEMENT, WHICH PROVISIONS ARE INCORPORATED BY REFERENCE AS IF SET FORTH IN FULL HEREIN.

7.14 Security Interest Absolute. The rights and remedies of the Collateral Trustee for the benefit of the Parity Lien Secured Parties hereunder, the Liens created hereby and the obligations of each Pledgor in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties hereunder are absolute, irrevocable and unconditional, irrespective of:

(a) the validity or enforceability of any of the Secured Obligations, the Partnership Agreement, any other Secured Documents or any other agreement or instrument relating thereto;

(b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, the Partnership Agreement, any other Secured Documents or any other agreement or instrument relating thereto;

(c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

(d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or

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protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Trustee or any other Secured Party; or

(e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor other than payment or performance of the Secured Obligations, it being the intent of this Section 6.14 that the obligations of each Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

7.15 Subrogation. To the greatest extent permitted by Government Rule, no Pledgor shall exercise, and each Pledgor hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against the Company arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by Government Rule or otherwise in any claim, right or remedy of the Collateral Trustee against the Company or any other Person or any Collateral which the Collateral Trustee may now have or may hereafter acquire until the date the Parity Lien Obligations are indefeasibly paid in full. If, notwithstanding the preceding sentence, any amount shall be paid to any Pledgor on account of such subrogation rights at any time when any of the Parity Lien Obligations shall not have been paid in full, such amount shall be held by such Pledgor in trust for the Collateral Trustee and the Parity Lien Secured Parties, segregated from other funds of such Pledgor and be turned over to the Collateral Trustee in the exact form received by such Pledgor (duly endorsed by such Pledgor to the Collateral Trustee for the benefit of the Secured Parties, if required), to be applied against the Parity Lien Obligations, whether matured or unmatured, in accordance with the Indenture and the Security Documents.

7.16 Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Parity Lien Secured Obligations is rescinded or must otherwise be restored by any holder of the Parity Lien Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Pledgor shall indemnify the Collateral Trustee and its employees, officers and agents on demand for all reasonable and documented fees, costs and expenses (including, without limitation, the reasonable fees, costs and expenses of counsel) incurred by the Collateral Trustee or its employees, officers or agents in connection with such rescission or restoration.

7.17 NO THIRD PARTY BENEFICIARIES. THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF EACH PLEDGOR, THE COLLATERAL TRUSTEE AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE OTHER SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

7.18 CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR, SECURED PARTY OR THE

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COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR, THE COMPANY AND THE COLLATERAL TRUSTEE ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR, THE COMPANY AND THE COLLATERAL TRUSTEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH PLEDGOR HEREBY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM SUCH PLEDGOR MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS’ NOTICE THEREOF TO THE COLLATERAL TRUSTEE, AS THE DULY AUTHORIZED AGENT FOR RECEIPT OF SERVICE OF LEGAL PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

7.19 WAIVER OF JURY TRIAL. AS AMONG EACH PLEDGOR, THE COMPANY AND THE COLLATERAL TRUSTEE (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND AS TO THIS AGREEMENT AND EACH SECURED DOCUMENT AND PROJECT DOCUMENT TO WHICH SUCH PERSONS ARE A PARTY, (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) EACH PLEDGOR, THE COMPANY AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT, AND ANY SUCH SECURED DOCUMENT AND PROJECT DOCUMENT.

7.20 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.21 Supremacy Clause. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Collateral Trust Agreement, the terms and provisions of the Collateral Trust Agreement shall supersede and control the terms and

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provisions of this Agreement. Subordination of Liens. The parties hereto intend that the security interests created under this Agreement in favor of the Collateral Trustee for the benefit of the Secured Parties shall be effectively subordinated to the security interests created under this Agreement in favor of the Collateral Trustee for the benefit of Crest.

[Signature page follows.]

Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG–LP, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

Signature Page – Pledge Agreement

SABINE PASS LNG – GP, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

Signature Page – Pledge Agreement

THE BANK OF NEW YORK, not individually but solely in its capacity as Collateral Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President

Signature Page – Pledge Agreement

SABINE PASS LNG, L.P. By: Sabine Pass LNG–GP, Inc., its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Signature Page – Pledge Agreement

Schedule 1.01

Project Documents

1.	Lump Sum Turnkey for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004, between Sabine Pass LNG, L.P. and Bechtel Corporation (Phase 1).

2.	Agreement for Engineering, Procurement, Construction and Management of the Sabine Pass Phase 2 LNG Receiving, Storage and Regasification Terminal Expansion, dated as of July 21, 2006, between Sabine Pass LNG, L.P. and Bechtel Corporation (Phase 2).

3.	EPC LNG Unit Rate Soil Improvement Contract, dated as of July 21, 2006, between Sabine Pass LNG, L.P. and Remedial Construction Services, L.P.

4.	EPC LNG Tank Contract, dated as of July 21, 2006, among Sabine Pass LNG, L.P., Zachary Construction Corporation and Diamond LNG LLC

5.	Operation & Maintenance Agreement, dated as of February 25, 2005, between Cheniere LNG O&M Services and Sabine Pass LNG, L.P..

6.	Management Services Agreement, dated as of February 25, 2005, between Sabine Pass LNG, L.P. and Sabine Pass LNG-GP, Inc.

7.	Lease Agreement, dated January 15, 2005, between Crain Brothers Ranch, Inc. and Sabine Pass LNG, L.P., as amended by an Amendment to Lease, dated February 24, 2005

8.	Lease Agreement, dated January 15, 2005, between Crain Lands Ranch, Inc. and Sabine Pass LNG, L.P., as amended by an Amendment to Lease, dated February 24, 2005

9.	Lease Agreement, dated January 15, 2005, between George A. Davis, Linda Dianne Dlouhy, Mary P. Lakhardi, Carmen V. Gebhardt, Sharon D. Faulk, Sandra D. Davis, Martha Davis Johnson, Lonnie A. Davis, Jr., Daniel D. Davis, Wilma Davis Bride, William Earl Guthrie, Jr., James Austin Guthrie, Edwin Scott Henry, Candace Henry Olivier, Charles Gregory Henry, Daniel Ellender, Amy Ellender and Sally Ellender Gay and Sabine Pass LNG, L.P.

10.	LNG Terminal Use Agreement, dated November 8, 2004, between Chevron U.S.A, Inc. and Sabine Pass LNG, L.P., as amended , restated, supplemented or otherwise modified from time to time.

11.	Guaranty Agreement dated December 15, 2004, executed by Chevron Corporation, guaranteeing the obligations of Chevron U.S.A. under that certain LNG Terminal Use Agreement, dated as of November 8, 2004.

Schedule 1.01

12.	LNG Terminal Use Agreement, dated September 2, 2004, between Total LNG USA Inc. and Sabine Pass LNG, L.P. as amended, restated, supplemented or otherwise modified from time to time.

13.	Parent Guarantee dated as of November 5, 2004, executed by Total S.A., guaranteeing certain payment obligations of Total LNG USA, Inc. under that certain LNG Terminal Use Agreement, dated as of September 2, 2004.

14.	Amended and Restated LNG Terminal Use Agreement, dated November 9, 2006, between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

15.	J&S Cheniere Letter Agreement, dated November 9, 2006, among J&S Cheniere, S.A., Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

16.	Indemnification Agreement, dated May 9, 2005, between Cheniere Energy, Inc. and Sabine Pass LNG, L.P.

17.	Guaranty Agreement dated November 9, 2006 executed by Cheniere Energy, Inc., guaranteeing the obligations of Cheniere Marketing, Inc., under that certain Amended and Restated LNG Terminal Use Agreement, dated as of November 9, 2006 between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

18.	Tank Contractor’s Parent Guarantee dated as of July 21, 2006 executed by Mitsubishi Heavy Industries, Ltd. in favor of Sabine Pass LNG, L.P., guaranteeing the obligations of Zachry Construction Corporation and Diamond LNG LLC, under that certain Engineering, Procurement and Construction (EPC) LNG Tank Contract, executed by and among Sabine Pass LNG, L.P., Diamond LNG LLC and Zachry Construction Corporation dated as of July 21, 2006.

Schedule 5.09

The Secretary of State of the State of Delaware

Schedule 5.09